Exhibit 31.3

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO RULE 13a-14 OF THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael P. Balkin, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 of Monroe Capital Corporation; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2026	/s/ Michael P. Balkin
Michael P. Balkin
Chief Executive Officer of Horizon Technology Finance Corporation (successor to Monroe Capital Corporation)